FIRST AMENDMENT TO

PURCHASE AGREEMENT AND DEPOSIT RECEIPT

THIS FIRST AMENDMENT TO PURCHASE AGREEMENT AND DEPOSIT RECEIPT, dated November 1st, 2012 (this “Amendment”), made by and between MI-1900 Treasures Investor LLC, a Delaware limited liability company (“Buyer”) and TOTB Miami, LLC, a Florida limited liability company (“Seller”), provides:

WHEREAS, Seller entered into that certain Purchase Agreement and Deposit Receipt with Buyer dated as of September 21, 2012 (the “Agreement”) regarding that certain property located in North Bay Village, Miami-Dade County, Florida known as Treasures on the Bay, as more particularly described therein;

WHEREAS, Seller and Buyer wish to amend the Agreement in order to extend the Inspection Period and move the Closing Date, and for such amendment to be deemed incorporated into the Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Inspection Period. The first sentence of Section 6 of the Agreement is hereby deleted and replaced with the following sentence:

“Commencing on the date of this Agreement, Buyer shall have until November 27, 2012 (“Inspection Period”) to conduct such independent investigations, studies and tests as Buyer deems to be necessary or appropriate concerning Buyer’s proposed ownership, operation, use, development and/or suitability of the property for Buyer’s intended purposes.”

2. Closing Date. Section 12 of the Agreement is hereby deleted and replaced with the following:

“12.           CLOSING. Subject to other provisions of this Agreement for extension, Closing shall be held at the offices of Greenberg Traurig, P.A., located at 333 SE 2nd Ave., Miami, Florida 33131, or at such other location as Buyer and Seller shall agree to, on December 7, 2012 (“Closing Date”), unless otherwise extended in accordance with this Agreement, subject to the fulfillment of all conditions to Closing contained herein.”

3. Incorporation of Recitals. The recitals set forth at the beginning of this Amendment are hereby incorporated into this Amendment as if fully set forth herein. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

4. Enforceability. This Amendment shall be binding on all parties hereto and their successors and assigns. Except as modified hereby, the Agreement shall continue in full force and effect in accordance with its terms.

5. Conflict. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall prevail, and any provisions in the Agreement contrary to the provisions in this Amendment shall be deemed null and void.

6. Ratification, etc. The parties hereby acknowledge that the Agreement, as amended, is ratified and affirmed, and shall remain in full force and effect. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.

SIGNATURES APPEAR ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date above first written.

SELLER:

TOTB MIAMI, LLC

By:           Owens Financial Group, Inc.

Its:           Managing Member

By:           /s/ William C. Owens
Name:      William C. Owens
Its:           President

BUYER:

MI-1900 TREASURES INVESTOR LLC

By:           /s/ Camilo Miguel , Jr.
Name:      Camilo Miguel, Jr.
Its:           Authorized Representative

TOTB - Signature Page to First Amendment to Purchase Agreement and Deposit Receipt